EXHIBT 99.1
                                                                     -----------


            CHESAPEAKE ENERGY CORPORATION ANNOUNCES PRICING OF OFFER
                  TO EXCHANGE COMMON STOCK FOR 6.0% CUMULATIVE
                           CONVERTIBLE PREFERRED STOCK

OKLAHOMA CITY, OKLAHOMA, DECEMBER 27, 2004 - Chesapeake Energy Corporation (NYSE:CHK) today announced the pricing for its offer to exchange shares of its common stock for each outstanding share of its 6.0% Cumulative Convertible Preferred Stock (CUSIP Nos. 165167-70-1 and 165167-60-2), commenced on November 30, 2004.

Chesapeake is offering to exchange 5.3260 shares of its common stock for each share of its outstanding 6.0% Cumulative Convertible Preferred Stock tendered in the exchange offer. The number of shares of common stock to be exchanged for each share of Preferred Stock (the "Exchange Ratio") was fixed after 5:00 p.m. EST on Thursday, December 23, 2004 (the "Pricing Date"), on the basis of the pricing formula set forth in the related exchange offer prospectus. The Exchange Ratio is equal to the sum of (i) 4.8605 shares of common stock, the number of shares into which the Preferred Stock is presently convertible, and (ii) a number of additional shares of common stock equal to $7.75 divided by $16.65, which is the arithmetic daily volume-weighted average price of our common stock, over the ten-day trading period beginning on December 10, 2004 and ending on the Pricing Date. The exchange offer is subject to the satisfaction of certain conditions.

The Preferred Stock is listed on the New York Stock Exchange under the symbol "CHKPrA", and Chesapeake's common stock is listed on the New York Stock Exchange under the symbol "CHK".

The exchange offer is scheduled to expire at 12:00 midnight EST on Tuesday, December 28, 2004, unless extended or earlier terminated by Chesapeake. Holders may withdraw tendered shares of Preferred Stock at any time before the exchange offer expires, or if not previously returned, a holder may withdraw any tendered shares of Preferred Stock that are not accepted by Chesapeake on or before January 26, 2005. The tender and withdrawal of shares of Preferred Stock pursuant to the Offer held in "street" name are subject to compliance with the appropriate procedures of the automated tender offer procedures, or ATOP, system of The Depository Trust Company.

The exchange offer is being made pursuant to an exchange offer prospectus dated November 30, 2004 (as amended on December 16, 2004) contained in a registration statement filed by Chesapeake with the Securities and Exchange Commission. Copies of the prospectus contained in the registration statement may be obtained from the Information Agent for the exchange offer, MacKenzie Partners, Inc., who may be reached at 800-322-2885 (US toll-free) and 212-929-5500 (collect). The exchange offer prospectus and other related documents filed with the Securities and Exchange Commission may also be obtained at the Commission's web site, http://www.sec.gov.

The Company has engaged UBS Securities LLC to act as dealer manager in connection with the Offer. Questions regarding the Offer may be directed to UBS Securities LLC, 677 Washington Blvd., Stamford, CT 06901 at (888) 722-9555, x4210 (US toll-free) and (203) 719-4210 (collect).

THIS RELEASE IS MERELY A NOTIFICATION  OF PRICING ON AN EXISTING  EXCHANGE OFFER
AND IS NOT AN OFFER TO EXCHANGE SECURITIES. IF YOU ARE INTERESTED IN PARTICIPATING IN THIS EXCHANGE OFFER, YOU SHOULD REVIEW ALL OF THE INFORMATION REGARDING THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER IN THE EXCHANGE OFFER PROSPECTUS AND RELATED DOCUMENTATION. FOR ADDITIONAL INFORMATION OR FOR COPIES OF DOCUMENTS, YOU MAY CALL THE INFORMATION AGENT OR THE DEALER MANAGER FOR THE EXCHANGE OFFER.

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include estimates and give our current expectations or forecasts of future events. Although we believe our forward-looking statements are reasonable, they can be affected by inaccurate assumptions or by known or unknown risks and uncertainties.


CHESAPEAKE ENERGY CORPORATION IS THE SIXTH LARGEST INDEPENDENT PRODUCER OF NATURAL GAS IN THE U.S. HEADQUARTERED IN OKLAHOMA CITY, THE COMPANY'S OPERATIONS ARE FOCUSED ON EXPLORATORY AND DEVELOPMENTAL DRILLING AND PRODUCING PROPERTY ACQUISITIONS IN THE MID-CONTINENT, PERMIAN BASIN, SOUTH TEXAS, TEXAS GULF COAST AND ARK-LA-TEX REGIONS OF THE UNITED STATES. THE COMPANY'S INTERNET ADDRESS IS WWW.CHKENERGY.COM.